Exhibit 10.23

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, OR ANY AREA SUBJECT TO ITS JURISDICTION, OR TO ANY CITIZEN OR RESIDENT OF THE UNITED STATES OR ANY STATE, TERRITORY, OR POSSESSION THEREOF, INCLUDING ANY ESTATE OF SUCH PERSON OR ANY COMPANY, PARTNERSHIP, TRUST, OR OTHER ENTITY CREATED OR EXISTING UNDER THE LAWS THEREOF, UNTIL ONE YEAR AFTER THE CLOSING OF THE OFFERING IN WHICH THE LENDER PURCHASED THE SECURITIES, AND THEREAFTER MAY NOT BE SO TRANSFERRED ABSENT AN EFFECTIVE REGISTRATION UNDER THE ACT, COMPLIANCE WITH RULE 144 OR ITS SUCCESSOR RULE UNDER THE ACT, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION IS NOT REQUIRED.

THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER AS DESCRIBED HEREIN.

SINGLE TOUCH SYSTEMS, INC.

CONVERTIBLE PROMISSORY NOTE

March 12, 2010	Encinitas, California

For value received, Single Touch Systems, Inc., a Delaware corporation (the “Company”), hereby promises to pay to Mike Robert, (“Lender”), the principal amount of Five Hundred Thousand Dollars ($500,000.00) with simple interest thereon at the rate of five percent (12%) per annum on the unpaid balance of the principal sum. The Company shall make payment at such place as the Lender indicates. All principal and interest shall be payable, as provided for herein, in immediately available funds in lawful money of the United States of America. The principal amount of this convertible promissory note (the “Note”) is convertible into common stock (the “Common Stock”) of the Company as more fully set forth herein.

1. Estimated Use of Proceeds. The Company shall use the proceeds from this Note for general working capital needs.

2. Maturity Date; Prepayment. The Note shall mature on September 30, 2010 (the “Maturity Date”), or such later date as agreed to in writing by Lender. Commencing on March 12, 2010, and provided the Lender consents in writing, the Company may, at any time, prepay the outstanding principal and accrued interest evidenced by this Note, in whole or in part, without penalty or premium, by paying to Lender, by check in immediately available federal funds, the amount of such prepayment, from the proceeds of the Company’s next round of financing. If any such prepayment is less than a full repayment, then such prepayment shall be applied first to the payment of accrued interest and the remaining balance shall be applied to the payment of principal.

3. Interest Payments. Simple interest shall accrue on the Note at the rate of five percent (12%) per annum. Annual interest payments shall be made to Lender by 5:00 p.m. PDT on June 30, 2010 and September 30, 2010 (and on a quarterly basis thereafter, assuming the Lender agrees, in writing, to extend the term of the Note beyond the Maturity Date) via check at the address listed in the subscription agreement attached hereto as Appendix A. All payments (including prepayments) hereunder are to be applied first to the payment of accrued interest and the remaining balance shall be applied to the payment of principal. Accrued interest shall be computed on the basis of a 360 day year, based on the actual number of days elapsed.

4. Voluntary Conversion.

4.1 The outstanding principal on this Note may, at the sole discretion of the Lender, be converted (in full or in part, at any time) into fully paid and non-assessable shares of Common Stock, par value $0.001 per share, of the Company at the rate of $0.37 per share (the “Conversion Rate”); provided, however, in the event the Company undertakes an Additional Financing (as defined in Section 5.2 below), and the Additional Financing is undertaken at a price per share less than $0.37, then the Conversion Rate shall be subject to a full ratchet and reset at the price per share of the Additional Financing (the “Reset Conversion Rate”).

4.2 The Company shall promptly provide Lender written notice if the Company closes a financing (the “Additional Financing”) in the future involving the issuance of equity or the issuance of convertible debt securities (the “Additional Securities”). An Additional Financing shall not include the issuance of Common Stock under the Company’s stock option and incentive plan or otherwise to employees, consultants, advisors, or others for purposes other than financing the Company’s operations.

5. Mechanics of Conversion. Commencing on the date of issuance, the Lender may at any time prior to 5:00 p.m. PDT on the Maturity Date, convert the principal amount of this Note, or any portion thereof, into fully paid and non-assessable shares of Common Stock, par value $0.001 per share, of the Company at the Conversion Rate, or the Reset Conversion Rate, as applicable. Such conversion shall be effected by the surrender of this Note at the principal office of the Company (or such other office or agency of the Company as may be designated from time to time by written notice to the Lender) at any time during usual business hours, together with notice in writing that the Lender wishes to convert all, or a portion, of the principal amount of this Note, which notice shall also state the name(s) (with addresses) and denominations in which the certificate(s) for Common Stock shall be issued and shall include instructions for delivery thereof. Such conversion shall be deemed to have been effected as of the close of business on the date on which this Note shall have been surrendered and such notice shall have been received, and at such time (the “Conversion Date”) the rights of the Lender with respect to the principal amount of the Note converted shall cease and the person(s) in whose name(s) any certificate(s) for Common Stock are to be issued upon such conversion shall be deemed to have become the Lender or Lenders of record of the shares of Common Stock represented by such certificate(s). No fractional shares of common stock shall be issued to Lender upon the conversion of the Note. The Company shall round up all note conversion calculations to the nearest whole share. As soon as practicable (but in no event more than twenty (20) calendar days following the Conversion Date), the Company shall deliver to the Lender, certificates representing the number of shares of Common Stock issuable upon such conversion registered in such name or names and such denomination or denominations as the Lender shall have specified. The Company shall also make payment to the Lender, in the form of cash, all accrued and outstanding interest due and payable as of the Conversion Date, calculated in the manner set forth in Section 4 hereof. In each case of conversion of this Note in part, the Company shall receive and hold this Note as a fiduciary agent of the Lender, and shall reissue the Note as of the Conversion Date in the amount represented by the remaining principal outstanding. Upon issuance of the new note, the original note shall be deemed null and void and of no legal effect.

6. Default. The Company shall be deemed in default if any of the following events occur: (a) the Company fails to pay all outstanding principal and accrued interest relating to the Note by the Maturity Date; (b) the entry of a decree or order by a court having appropriate jurisdiction adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or liquidation of Company under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee over any substantial portion of Company’s property, or ordering the winding up or liquidation of the Company’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; (c) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of Company; (d) default in the obligation of the Company for borrowed money, other than this Note, which shall continue for a period of sixty (60) days, or any event that results in acceleration of the maturity of any indebtedness of the Company under any note, indenture, contract, or agreement; (e) any representation or statement made or furnished to Lender by the Company or on the Company’s behalf is false or misleading in any material respect; or (f) any levy, seizure, attachment, lien, or encumbrance of or on the Company’s property, other than those existing as of the date hereof, which is not discharged by the Company within 20 days.

6.1 Cure. The Company shall be provided a period of five (5) calendar days from the date of an event of default, as defined in Section 8 above, to cure a default. In the event Company fails to cure any default within such time period, including the payment of all costs and expenses provided for in this Note, Lender may immediately enforce any and all rights provided under this Note.

6.2 Events of Default; Consequences. In the event of the occurrence of an Event of Default (as defined in Section 8 above) the Lender may declare the entire unpaid principal balance of this Note, together with accrued interest, immediately due and payable at the place of payment, without presentment, protest, notice or demand, all of which are expressly waived by the Company.

6.3 No Setoff, Etc. The obligations of the Company to pay the principal balance and interest due to the Lender shall be absolute and unconditional and the Company shall make such payment without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, setoff, recoupment, or counterclaim which the Company may have or assert against the Lender or any other person.

6.4 Waiver of Presentment, Etc. The Company waives presentment, demand, notice of dishonor, protest and notice of nonpayment and protest.

6.5 Costs of Collection. The Company shall pay all costs and expenses of collection incurred by the Lender, including reasonable attorneys’ fees.

7. Anti-Dilution Provisions. The Conversion Rate or the Reset Conversion Rate as the case may be, shall be subject to appropriate adjustment so as to protect the rights of Lender upon the occurrence on or after the issuance of the Note of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, merger, combination, consolidation or other similar transaction. Upon each occurrence of any event described in the immediately preceding sentence, the Conversion

Rate, or the Reset Conversion Rate as the case may be, in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company, including, upon the occurrence of any merger, combination, consolidation or other similar transaction, the issuance to Lender of any securities into which this Note shall be converted by operation of law or pursuant to the express terms of such transaction provided that such transaction has been approved by the board of directors of the Company), so that Lender, upon any conversion of the Note, shall be entitled to receive the number of shares of Common Stock or other property, including cash or securities, that Lender would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Note been converted immediately prior to the date of such event, or if such event has a record date, then the record date applicable to such event. An adjustment made pursuant to the immediately preceding sentence shall become effective retroactively to the close of business on the day upon which such event is affected.

8. No Voting Rights. Nothing contained in this Note shall be construed as conferring upon the Lender the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for the election of directors of the Company or any other matter. Notwithstanding the foregoing, the Company shall mail by first class to the Lender at the address specified in Appendix A hereto, one copy of all materials forwarded to stockholders or filed with the Securities and Exchange Commission by the Company, if applicable, said mailing to be made promptly after mailing to stockholders or filing with the Securities and Exchange Commission, as the case may be.

9. Transfer Procedure. This Note is not transferable without the written consent of the Company, which the Company may withhold in its absolute discretion, and is generally restricted by the Act. The transfer of this Note is registrable by Lender in person or by an attorney duly authorized in writing on the books of the Company. Upon surrender and cancellation of this Note upon any such transfer, the Company shall issue a new note for the same aggregate principal amount to the transferee. The Company and any transfer agent may deem and treat the person in whose name this Note is registered upon the books of the Company as the absolute owner of this Note (whether or not this Note is overdue and notwithstanding any notation of ownership or other writing hereon) for all other purposes, and neither the Company nor any transfer agent shall be affected by any notice to the contrary. All payments to the registered owner shall be valid and effectual to satisfy and discharge the liability on this Note to the extent of the sum so paid.

10. Representations and Warranties of Borrower. Borrower represents and warrants to the Lender with respect to the issuance of this Note as follows:

10.1 Organization and Standing. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada, is in good standing under such laws, and is authorized to exercise all of its corporate powers, rights, and privileges. The Company has the requisite corporate power and authority to conduct its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the business of the Company as now conducted or as proposed to be conducted.

10.2 Corporate Power. The Company has the requisite legal and corporate power to execute and deliver this Note and to perform its obligations under this Note.

10.3 No Subsidiaries. The Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any other business entity. The Company is not a party to any partnership.

10.4 Capitalization. The authorized capital stock of the Company consists of 200,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. As of March 12, 2010, there are 79,527,008 shares of common stock outstanding held by 405 stockholders. In addition, as of March 12, 2010, there are (i) warrants outstanding to purchase a total of 35,580,145 shares of common stock, with a weighted average exercise price of $1.166 per share, and (ii) options outstanding to purchase 8,675,000 shares of common stock, with a weighted average exercise price of $1.38 per share. There is no preferred stock outstanding.

10.5 Authorization and Enforceability of the Note. All corporate action on the part of the board of directors of the Company necessary for the authorization, execution, delivery, and performance of this Note, including the reservation of shares of common stock to be issued upon the conversion of the Note, has been taken. The Note, when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights.

10.6 Compliance with Other Instruments. The Company is not in, nor will the conduct of its business as proposed to be conducted result in, any violation of (a) its articles of incorporation or bylaws, or (b) any applicable law or regulation. The execution, delivery, and performance of the Note, and the issuance of this Note, have not resulted, and will not result, in any such violation. The Company is not bound by any agreement that the Company believes materially adversely affects or, so far as the Company may now foresee, in the future may materially adversely affect any material aspect of the Company.

10.7 Governmental Consent. No consent, approval, or authorization of, or designation, declaration, or filing with, any governmental authority on the part of the Company is required in connection with the valid execution, delivery, and performance of this Note, except notice filings under Regulation D of the Act, and pursuant to applicable state securities laws including, without limitation, Section 25102(f) of the California Corporations Code.

10.8 Tax Returns and Payments. The Company has accurately prepared and timely filed alt tax returns (foreign, federal, state, and local) required to be filed by it. All taxes shown to be due and payable on said returns, any assessments received, and all other taxes due and payable by the Company on or before the date of this Note have been paid or will be paid before they become delinquent. No state agency has audited any income, franchise, sales, or use tax return of the Company. The federal income tax returns of the Company have not been audited by the Internal Revenue Service. No deficiency assessment or proposed adjustment of any tax previously paid by the Company is pending. The Company does not know of any liability for any tax to be imposed upon its properties or assets for which the Company has not adequately reserved.

11. Representations and Warranties of Lender; Review of Risk Factors. In addition to the representations and warranties set forth in the subscription agreement attached hereto as Appendix A, Lender represents and warrants to the Company with respect to the issuance of this Note, and the shares of Common Stock issuable upon conversion of this Note as follows:

11.1 Review of Disclosure Materials. Lender has reviewed this Note, the following risk factors, the estimated use of proceeds attached hereto as Appendix C, the audited and internally prepared financial statements attached hereto as Appendix D and the executive summary attached hereto as Appendix E.

11.1.1 Risk Factors. The following risk factors should be reviewed in detail prior to making an investment decision regarding the Note.

AN INVESTMENT IN THE NOTED INVOLVES A HIGH DEGREE OF RISK. THE FOLLOWING FACTORS SHOULD BE CAREFULLY CONSIDERED PRIOR TO MAKING AN INVESTMENT IN THE NOTE.

Risk Factors Related To Our Business

The Company has a limited operating history and has experienced operating losses since its inception

Since its inception, the Company has realized several million dollars in operating losses. The Company is a development stage entity and is in the process of fully implementing its planned principal operations. The Company’s continued operations are dependent upon its ability to generate sufficient revenues from operations and obtain further financing, including the sale of the Notes. If the Company is unable to generate sufficient revenues and obtain sufficient financing from the sale of the Notes, its current business plans could fail and its financial condition and results of operations could be materially adversely affected.

The Company’s capitalization is limited and it may need additional funds beyond the sale of Notes

A limiting factor on the growth of the Company, including its ability to penetrate new markets, attract new customers and deliver new products in a timely matter, is the limited capitalization of the Company compared to other companies in the industry. The Company believes that currently available capital resources, including the net proceeds from the sale of Notes, assuming $3,000,000 is received, will be adequate to fund its operations and business objectives for 12 months. There can be no assurance, however, that the net proceeds from this Offering will provide sufficient funds for the Company to achieve all of its proposed objectives or that the Company will not require additional financing. In addition, there can be no assurance that the maximum offering amount of $5,000,000 will be realized. If additional funding in the form of equity or convertible debt is not available on reasonable terms, the Company may not achieve its revenue and profit objectives. Delays in meeting the anticipated funding schedule may affect the ability of the Company to fully implement its business plan. Further, if additional funds are procured through the issuance of additional equity or convertible debt securities, investors in the Notes will experience dilution.

The Company is extremely dependent on its President and Chief Executive Officer, Anthony Macaluso, as well as other members of its executive management team

The Company’s future performance will be substantially dependent on the continued services of Mr. Macaluso and on the performance of other senior management and key personnel. The Company’s performance also depends on its ability to attract, retain and motivate additional management and key employees. The loss of the services of Mr. Macaluso or any other key personnel could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

The Company faces competition from companies that have substantially greater capital and marketing resources than the Company

While the Company believes that it is a pioneer in its sector, and that there are very few companies, if any, who offer the broad applications of the Company’s products, potential competitors for the Company include companies with generally longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than the Company. Such competition could materially adversely affect the Company’s business, operating results and financial condition. As a result, the Company will be competing for customers with other companies offering similar or alternative products and services that may have greater name recognition, more proprietary products, and a larger existing customer base.

The Company’s revenues are difficult to predict given that a large percentage of the Company’s future revenues will come from emerging markets

It is not feasible to predict with assurance the timing or the amount of revenues that the Company will receive from the sale, or license, of its products. Any substantial delay in the introduction of products could result in significant delays in revenues, the need to raise additional capital through the issuance of additional equity or debt securities sooner than the Company intends, and may allow competitors to reach certain of such markets with products before the Company. In view of the emerging nature of the technology involved in certain of these markets, and the attendant uncertainty as to whether the Company’s products will achieve meaningful commercial acceptance, if at all, there can be no assurance that the Company will realize revenues sufficient to achieve profitability.

If the Company fails to obtain strategic partnerships with key players in need of its products, the Company’s results of operation will be adversely affected

If the Company is unsuccessful in creating strategic partnerships with large companies in its sector, the amount of revenues realizable will not be significant and the Company’s overall business, financial condition and results of operations will be materially adversely affected.

Although the Company has entered into confidentiality and non-compete agreements with its key employees and consultants, if it is unable to protect its proprietary information against unauthorized use by others, its competitive position could be harmed

The Company’s proprietary information is critically important to its competitive position and is a significant aspect of the products it provides. If the Company is unable to protect its proprietary information against unauthorized use by others, its competitive position could be harmed. The Company generally enters into confidentiality and non-compete agreements with its employees and consultants, and controls access to, and distribution of, its documentation and other proprietary information. Despite these precautions, the Company cannot assure you that these strategies will be adequate to prevent misappropriation of its proprietary information in all cases. Therefore, the Company could be required to expend significant amounts to defend its rights to proprietary information in the future if a breach were to occur.

An investor who acquires Notes will immediately incur significant dilution in the book value of our Common Stock

Because the current book value per share of the Company’s Common Stock is significantly lower than the Conversion Rate of the Notes, current stockholders of the Company will receive an immediate increase in net book value per share and the Lender will experience immediate dilution in book value per share.

The Company anticipates issuing additional stock options to employees and consultants in the future

The Company has adopted a stock option and incentive plan for its employees, officers, directors and key consultants. Because stock options granted under the plan will generally only be exercised when the exercise price for such option is below the then market value of the Common Stock, the exercise of such options will cause dilution to the book value per share of the Company’s Common Stock.

The Company does not presently intend to pay dividends on its Common Stock in the foreseeable future

The Company’s future earnings will be reinvested and used for working capital purposes. Thus, upon the conversion of the Note, the Lender should not expect to receive dividends on the shares of Common Stock issued in conjunction therewith.

Risk Factors Relating to the Offering

There is limited liquidity in the Notes

The Notes may only be resold if registered under the Act, or pursuant to an exemption from registration thereunder, including Rule 144. Rule 144 is only available if there is a public market for the Company’s securities and the public availability of current information regarding the Company. Transfer of the Notes may also be restricted by state “blue sky” securities laws. As a result, investors should be aware that in the absence of registration of the Notes with the Securities and Exchange Commission, or the shares of Common Stock issuable upon conversion thereof, or the availability of an exemption from registration, the Notes and the shares of Common Stock underlying the Notes, must be held by the purchasers thereof for an indefinite period of time.

Following a fully subscribed offering of $5,000,000, our executive officers and members of our board of directors will beneficially own more than 40% of the issued and outstanding shares of our Common Stock and could limit the ability of our other stockholders to influence the outcome of director elections and other transactions submitted to a vote of stockholders

Immediately following the offering, and assuming we realize $5,000,000 from the sale of the Notes, the executive officers and board of directors will beneficially own more than 40% of the issued and outstanding shares of our Common Stock. These stockholders will have the power to influence all matters requiring approval by our stockholders, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of the Company.

12. No Recourse Against Individuals. Lender shall have no recourse for the repayment of the principal of, or interest on, this Note against any past, present, or future incorporator, stockholder, officer, director, employee, agent, or attorney of the Company in the absence of an express written agreement with such person to the contrary.

13. Governing Law and Venue. This Note is delivered in and shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any rules that would apply the law of another jurisdiction. Venue shall lie exclusively in Delaware. The parties agree that their respective obligations are to be performed in Delaware.

14. Notices. Any notice pursuant to this Note to be given or made by the Lender to or upon the Company shall be sufficiently made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Company to the Lender) as follows:

Single Touch Interactive, Inc.

2235 Encinitas Blvd. Suite 228

Encinitas, CA 92024

15. Register of Notes. The Company shall keep at its principal office (or such other place the Company reasonably designates) a register for the Notes. Each transfer of the Notes (if permitted), conversion thereof into Common Stock and payment thereunder as well as the name and address of the Lender shall be noted on the register of Notes. The register shall be made available by the Company for review by the Lender or his agent during usual business hours of the Company.

16. Modification and Waiver. No modification or waiver of any provision of this Note shall in any event be effective unless the same shall be in writing signed by the Lender and then such modification or waiver shall be effective only in the specific instance for the specific purpose given.

17. Counterparts. This Note may be executed in any number of counterparts, each of which shall be deemed to be an original against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Note shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties reflected hereon as the signatories.

18. Other.

18.1 Registration Rights.

18.1.1 Inclusion of Registrable Securities. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Lenders) any of its stock or other securities under the Act in connection with a public offering of such securities solely for cash, the Company shall, at such time, promptly give Lender written notice of such registration. Upon the written request of Lender within twenty (20) days following mailing of such notice by the Company, the Company shall, subject to the provisions of Section 20.2.2, cause to be registered under the Act all of the shares of Common Stock issuable to Lender upon the conversion of the Note (the “Registrable Securities”) that Lender requests, in writing, to be registered.

18.1.2 Underwriting Requirements. In connection with any offering involving an underwriting of Common Stock, the Company shall not be required under this Section 20.2.2 to include any of the Lender’s Common Stock issuable upon conversion of the Note unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the underwriters, in their sole discretion, determine and advise in writing the Company and the Lenders of the Registrable Securities requesting participation in such registration that in their good faith judgment the number of shares of Registrable Securities and the other securities requested to be registered wider this Section 20.2.2 exceeds the maximum amount of Common Stock which can be marketed (giving first priority to Common Stock to be issued by the Company in such underwriting, but giving priority to the shares requested to be included in the offering pursuant to this Section 20.2.2 over all other shares proposed to he included therein), then the Company shall be required to include in the offering only that number of shares of Common Stock, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering and the securities so included shall be apportioned pro rata among the participating Lender according to the total amount of securities entitled to be included therein owned by each participating Lender. For purposes of such apportionment, for any participating Lender that is a partnership or corporation, the partners, retired partners and stockholders of such Lender, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the Foregoing persons shall be deemed to be a single participating Lender, and any pro-rata reduction with respect to such participating Lender shall be based upon the aggregate amount of shares of Common Stock carrying registration rights owned by all persons included in such participating Lender.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

“LENDER”		“COMPANY”

Signature:	/s/ Mike Robert	Single Touch Systems, Inc., a Delaware Corporation
Print Name:	Mike Robert Lender

		By:	/s/ Anthony G. Macaluso
Anthony G. Macaluso President & Chief Executive Officer